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                                                                     EXHIBIT 3.1

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                         STORAGE TECHNOLOGY CORPORATION

         The undersigned hereby amends and restates the Certificate of Incorporation of STORAGE TECHNOLOGY CORPORATION originally filed with the Secretary of the State of Delaware August 11, 1969, which has been duly adopted pursuant to section 303 of the General Corporation Law of the State of Delaware, as amended, and the Orders of the United States Bankruptcy Court for the District of Colorado, dated December 15, 1986, and June 18, 1987, approving the corporation's Plan of Reorganization. For such purpose, the undersigned hereby certifies as follows:

                                    ARTICLE I

         The name of the corporation is STORAGE TECHNOLOGY CORPORATION.

                                   ARTICLE II

         The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the corporation's registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

         The nature of the business of purposes to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

         The corporation shall possess and may exercise all the powers and privileges now and hereafter granted by the General Corporation Law of the State of Delaware or by any other law or by this Restated Certificate of Incorporation or otherwise, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes set forth in Article III of this Restated Certificate of Incorporation.

                                    ARTICLE V

         The aggregate number of all classes of capital stock that the corporation shall have authority to issue is 333,000,000 shares, divided into 293,000,000 shares of Common Stock, each having a par value of $0.01; and 40,000,000 shares of Preferred Stock, each having a par


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value of $0.01. All of the corporation's Common Stock issued and outstanding on the effective date of this Restated Certificate of Incorporation shall have a par value of $0.01 per share.

         The corporation shall have no authority to issue capital stock that does not possess voting rights. Subject to the preceding sentence, the designations, voting powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions of the above classes of stock are as follows:


                               A. Preferred Stock

    1.   Issuance in Series.

         Shares of Preferred Stock may be issued in one or more series at such time or times, for such consideration in the form of cash equal to the fair value thereof as determined by the Board of Directors. All shares of any one series of preferred stock will be identical with each other in all respects, except that shares of one series issued at different times may differ as to dates from which dividends thereon may be cumulative.

    2.   Authority of the Board with Respect to Series.

         The Board of Directors is authorized, at any time and from time to time and subject to limitations prescribed by law and the other provisions of this
Article V, to provide for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations or restrictions thereof as are stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors.

         Notwithstanding the foregoing: (a) no series of Preferred Stock shall have the right to require the corporation to redeem or repurchase the shares of such series at the option of the holders of shares of that series; (b) with respect to any series having a preference over another series or class of capital stock with respect to dividends, the resolution or resolutions establishing such series shall contain adequate provisions for the election of directors representing such series in the event of default in the payment of such dividends; (c) no series of preferred Stock shall possess voting rights per share greater than the voting rights of the number of shares of Common Stock into which such share of Preferred Stock may be converted; (d) except as otherwise provided by the laws of Delaware or this paragraph 2, no series of Preferred Stock shall be entitled to vote as a class on any matter; (e) any preference of a series over another series or class of capital stock with respect to payments or distributions upon the liquidation of the corporation shall not exceed, on a per share basis, the issue price per share of such series plus any accumulated but unpaid dividends; and (f) the shares of each series of Preferred Stock shall be convertible into shares of Common Stock upon such terms and conditions as are provided in the resolution or resolutions establishing each series except that the conversion price per share of each such series shall be not less than the fair value (as determined by the Board of Directors) per share of Common Stock on the day on which such shares are issued. The restrictions in this paragraph 2 are subject, however, in each case to modification or adjustment to protect against dilution resulting from stock splits, stock dividends, recapitalization or similar events.


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         The Board of Directors shall be authorized to provide that any of the voting powers, designations, preferences, relative, participating, optional or other special rights and the qualifications, limitations or restrictions of any such series of Preferred Stock may be made dependent upon facts ascertainable outside this Restated Certificate of Incorporation or any amendment thereto, or outside the resolution or resolutions providing for the issue of such series of Preferred Stock adopted by the Board of Directors, provided that the manner in which such facts shall operate upon the voting powers, designations, references, relative, participating, optional or other special rights and the qualifications, limitations or restrictions of any such series of Preferred Stock adopted by the Board of Directors.

    3.   Dividends.

         Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the shares of any class of Common Stock with respect to the same dividend period.

    4.   Reacquired Shares.

         Shares of Preferred Stock which have been issued and reacquired in any manner by the corporation (excluding, until the corporation elects to retire them, shares which are held as treasury shares, but including shares redeemed, shares purchased and retired and shares which have been converted into shares of Common stock) will have the status of authorized and unissued shares of Preferred Stock and may be reissued in series as provided for in this Article V.

    5.   Liquidation.

         Upon any voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the corporation, the Board of Directors may distribute in kind to the holders of Preferred Stock such assets available for distribution to holders of Preferred Stock of the corporation or may sell, transfer or otherwise dispose of all or any part of such assets to any other corporation, trust or other entity or person and receive payment therefor in cash, stock or obligations of such other corporation, trust or other entity or person, or any combination thereof, and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of Preferred Stock. The value of any assets distributed in kind shall be determined by independent appraisers selected by the Board of Directors. The merger or consolidation of the corporation into or with any other corporation, or the merger of any other corporation into it, or any purchase or redemption of shares of stock of the corporation of any class, shall not be deemed to be a dissolution, liquidation or winding up of the corporation for purposes of this paragraph.


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                                 B. Common Stock

    1.   Dividends.

         Subject to the preferential rights of the Preferred Stock, the holders of the Common Stock are entitled to receive, to the extent permitted by law, such dividends as may be declared on the Common Stock from time to time by the Board of Directors.

    2.   Liquidation.

         In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock, holders of Common Stock shall be entitled to receive all of the remaining assets of the corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively. The Board of Directors may distribute in kind to the holders of Common Stock such remaining assets of the corporation or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation, trust or other entity or person and receive payment therefor in cash, stock or obligations of such other corporation, trust or other entity or person, or any combination thereof, and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of Common Stock. The value of any assets distributed in kind shall be determined by independent appraisers selected by the Board of Directors. The merger or consolidation of the corporation into or with any other corporation, or the merger of any other corporation into it, or any purchase or redemption of shares of stock of the corporation of any class, shall not be deemed to be a dissolution, liquidation or winding up of the corporation for the purposes of this paragraph.

    3.   Voting Rights.

         Subject to the provisions of any applicable law and the other provisions of this Article V and such provisions as may from time to time be made in the bylaws of the corporation with respect to fixing a record date for the determination of stockholders entitled to vote, each Holder of record of shares of Common Stock shall be entitled to one vote for each share of Common Stock standing in his name on the books of the corporation, except that in the election of directors he shall have the right to vote such shares for as many persons as there are directors to be elected.

                               C. Other Provisions

    1.   Preemptive Rights.

         No stockholder of the corporation shall have any preemptive or similar right to subscribe for any additional shares of stock or for securities of any class or series now or hereafter authorized or to any securities of the corporation convertible into such stock.


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    2.   Consideration.

         Subject to the limitation contained in paragraph A.l. of this Article V, shares of stock of the corporation shall be issued for such consideration (but not less than the par value thereof in the case of shares of stock with par value) and for such corporate purposes as shall be fixed and determined from time to time by the Board of Directors.

    3.   Cumulative Voting Denied.

         Cumulative voting shall not be allowed in the election of directors of the corporation or for any other purpose.

    4.   Elections of Directors.

         Elections of directors of the corporation need not be by ballot unless the bylaws of the corporation so provide.

                                   ARTICLE VI

         The corporation shall have perpetual existence.

                                   ARTICLE VII

         The corporation shall be authorized to indemnify its directors, officers, employees and agents, and to exercise all powers incidental thereto, to the fullest extent permitted by law. No director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that a director shall be so liable: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under section 174 under Title 8, Delaware Code; or (iv) for any transaction from which the director received an improper personal benefit. Neither the amendment nor repeal of this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article VII would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                  ARTICLE VIII

         Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class or creditors, and/or on all the stockholder or class of stockholder, of this corporation, as the case may be, and also on this corporation.


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                                   ARTICLE IX

         In furtherance and not in limitation of the general and specific authority and power now or hereafter conferred by the General Corporation Law of the State of Delaware, or otherwise, the Board of Directors is expressly authorized and empowered on behalf of the corporation and without stockholder action:

    A.   To make, alter or repeal the bylaws of the corporation other than
Article II, Sections 2, 4, 7 and 10; Article III, Sections 2, 5 and 7; Article V, Section 3; and Article VI, Section 7 of such bylaws by the affirmative vote of not less than a majority of the members of the whole Board of Directors; subject, however, to the authority and power of the stockholders to make, alter or repeal bylaws, whether made by the Board of Directors or not, by the vote of the holders of not less than a majority of the outstanding shares of stock entitled to vote generally upon the election of directors (considered for this purpose as one class).

    B. To keep the books and records of the corporation at such place or places within or without the State of Delaware as the Board of Directors may from time to time designate.

    C. To exercise all of the corporation's authority and power of indemnification as provided in Article VII of this Restated Certificate of Incorporation.

    D. To set apart out of any of the funds of the corporation available for dividends any reserve or reserves for any proper purpose and to abolish any such reserve or reserves in the manner in which the same was created.

    E. Subject to the provisions of the General Corporation Law of the State of Delaware, to exercise any and all of the corporation's authority and power and such other authority and power in addition to the authority and power expressly conferred by law and by this Restated Certificate of Incorporation, which may be conferred upon the Board of Directors by the corporation through appropriate bylaw provisions or otherwise.

    F. The Board of Directors of the corporation shall consist of that number of members specified in the bylaws of the corporation.


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         Dated this ________ day of June, 1987, to be effective as of
July 28, 1987.




ATTEST:                                       STORAGE TECHNOLOGY CORPORATION


-----------------------------                 By:
Secretary                                        -------------------------------
                                                 Ryan R. Poppa
                                                 Chief Executive Officer


[SEAL]